Exhibit 10.9
AMENDMENT NO. 2
TO PARTNERSHIP AGREEMENT
          This Amendment (“Amendment”) is made as of the 16th day of May, 2000 by and among Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (“TWE-A/N”), TWE-A/N Texas Cable Partners General Partner LLC, a Delaware limited liability company (“TWE-A/N GP”), and TCI Texas Cable Holdings LLC, a Colorado limited liability company (“TCI”), and TCI Texas Cable, Inc., a Colorado corporation (“TCI GP”).
          TWE-A/N, TWE-A/N GP, TCI and TCI GP are parties to that certain Limited Partnership Agreement, dated as of June 23, 1998, and amended as of December 11, 1998 (as amended, “Partnership Agreement”), establishing Texas Cable Partners, L.P., a Delaware limited partnership (the “Partnership”). The parties hereto wish to amend further the Partnership Agreement as provided herein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Partnership Agreement.
          In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
          1. Section 6.4(a) of the Partnership Agreement is hereby amended to read in its entirety as follows:
               (a) The Partners hereby agree that (i)(A) ServiceCo will be the exclusive provider of the Internet Services over the cable plant and equipment of the Systems, and (B) the Partnership will not, and will not permit any Person (including the General Manager) other than ServiceCo to, provide or distribute Internet Services using the cable plant and equipment of the Systems, in each case without the prior written consent of TWE-A/N , and (ii) the terms and provisions relating to the Partnership’s obligations with respect to the distribution of the ServiceCo’s Internet Services over the Systems will be set forth in an affiliation agreement to be entered into by the Partnership and ServiceCo (or TWE-A/N). If requested by either TCI or TWE-A/N, each of TWE-A/N and TCI shall use its good faith and commercially reasonable efforts to cause the Partnership to enter into a written agreement (the “Road Runner Agreement”) pursuant to which the Partnership will obtain directly from ServiceCo the right to provide the Internet Services of ServiceCo over the Systems as contemplated by this Section 6.4(a). The Road Runner Agreement will be on terms and conditions reasonably acceptable to each of the TWE-A/N and TCI. Until such time as the Partnership enters into the Road Runner Agreement (or an Interim Agreement, as defined below), TWE-A/N agrees that the Systems will be entitled to distribute ServiceCo’s Internet Services pursuant to the Master Affiliation Agreement dated as of June 15, 1998, between ServiceCo and TWE-A/N (the “Master Affiliation Agreement”); provided, however, that if TWE-A/N notifies the Partnership that the Master Affiliation Agreement is proposed to be amended, modified or changed (or ServiceCo’s compliance with the terms thereof waived) in a manner which is or is likely to be materially detrimental, operationally or economically, to the Partnership (considering all prior and contemporaneous amendments, modifications and changes), then, at the request of TWE-A/N or TCI, the Partnership will enter into an interim affiliation agreement (an “Interim Agreement”) with

ServiceCo which contains terms and conditions that are identical to those contained in the Master Affiliation Agreement prior to such proposed amendment. Such Interim Agreement will terminate automatically and without further action of the parties thereto upon the execution and delivery of a Roadrunner Agreement entered into in accordance with the terms of this Section 6.4(a). TWE-A/N shall deliver to the Partnership and TCI a copy of each proposed amendment, modification, change or waiver to the Master Affiliation Agreement prior to the effectiveness thereof. Further, until such time as the Partnership enters into the Road Runner Agreement or an Interim Agreement, TWE-A/N will not amend, modify, change or add to any terms or conditions of any other ServiceCo operative document (or waiver ServiceCo’s compliance therewith), which terms or conditions are applicable to or affect the affiliation relationship between ServiceCo and cable system operators affiliated with TWE-A/N, in a manner materially detrimental, operationally or economically, to the Partnership (considering all prior and contemporaneous amendments, modifications and changes) as measured against the terms set forth in the Master Affiliation Agreement as supplemented by that certain Certificate of TWE-A/N to the Partnership and TCI dated as of December 11, 1998. Nothing herein shall affect the Partnership’s agreement that only ServiceCo will provide or distribute Internet Services using the cable plant and equipment of the Systems as set forth in the first sentence of this Section 6.4(a).
          2. The Partnership Agreement is hereby amended to delete in their entirety (a) the definitions of @Home, @Home Distribution Agreement, @Home Service, Exclusive Internet Services, and Internet Backbone Service, and (b) Sections 4.5(r) and 6.3(f) of the Partnership Agreement.
          3. This Amendment shall become effective as of the date hereof.
          4. Except as otherwise expressly provided in this Amendment, all of the terms, conditions and provisions of the Partnership Agreement shall remain the same, the Partnership Agreement, as amended hereby, shall continue in full force and effect and this Amendment and the Partnership Agreement shall be read and construed as one instrument.
          5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).
          6. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Partners have caused this Amendment to be executed as of the date first above written.

TCI TEXAS CABLE HOLDINGS LLC

By:	Heritage Cablevision of Texas, Inc. as its manager

By:	/s/ Alfredo DiBlasio
Name: Alfredo DiBlasio Title: Vice President

TCI TEXAS CABLE, INC.

By:	/s/ Alfredo DiBlasio
Name: Alfredo DiBlasio Title: Vice President

TIME WARNER ENTERTAINMENT- ADVANCE/NEWHOUSE PARTNERSHIP

By:	Time Warner Entertainment Company, L.P. as its general partner

By:	/s/ David E. O’Hayre
David E. O’Hayre Senior Vice President
Investments — Time Warner Cable Ventures Division

TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC

By:	/s/ David E. O’Hayre
David E. O’Hayre, Vice President
(Signature Page to Amendment No. 2 to Partnership Agreement)

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